Exhibit 5


                           WEIL, GOTSHAL & MANGES LLP
                        A LIMITED LIABILITY PARTNERSHIP
                      INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007


                                 March 25, 1998

American Banknote Corporation
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:

            We have acted as counsel to American Banknote Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to 95,000 Warrants (the "Warrants") to purchase an aggregate of 1,185,790 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company and 1,185,790 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares").

            In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus that is a part of the Registration Statement (the "Prospectus"), Warrant Agreement (the "Warrant Agreement"), dated as of December 12, 1997 by and between the Company and The Bank of New York, as Warrant Agent (the "Warrant Agent"), the form of Warrant Certificate set forth in the Warrant Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or






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American Banknote Corporation
March 25, 1998
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comparable documents of officers and representatives of the Company.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

            1. The Warrants have been duly authorized and executed by the Company and, assuming they have been duly countersigned by the Warrant Agent, are validly issued by the Company and constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms and the terms of the Warrant Agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law).

            2. When the Warrant Shares are issued and paid for in accordance with the terms and conditions contained in the Warrants and the Warrant Agreement upon exercise of the Warrants, the Warrant Shares will be duly and validly issued, fully paid and nonassessable.

            The opinions herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

            The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We also consent to any and all references to our firm under the caption "Legal Matters" in the Prospectus.


                                    Very truly yours,

                                    /s/ Weil, Gotshal & Manges LLP